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                                   EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                  NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                                               Three Months Ended                 Nine Months Ended
                                                                  September 30,                     September 30,
                                                              1997            1996                1997          1996
                                                          ----------------------------    -----------------------------

 PRIMARY
   Weighted average shares outstanding                      9,812,000       7,639,000          9,342,000    7,238,000
   Net effect of dilutive stock options and warrants               --              --                 --           --
                                                          ----------------------------    -----------------------------
                                                            9,812,000       7,639,000          9,342,000     7,238,000
                                                          ============================    =============================
   Net loss                                               $(2,408,878)    $(2,053,686)       $(5,499,410)  $(3,310,390)
   Dividends and accretion on preferred stock                 (41,573)        (77,674)           (54,923)     (345,694)
                                                          ----------------------------    -----------------------------
   Adjusted loss                                          $(2,450,451)    $(2,131,360)       $(5,554,333)  $(3,656,084)
                                                          ============================    =============================
   Primary loss per share                                      $(0.25)         $(0.28)            $(0.59)       $(0.51)
                                                          ============================    =============================
   Additional Primary Calculation:
     Net loss, as adjusted per computation above          $(2,450,451)    $(2,131,360)       $(5,554,333)  $(3,656,084)
                                                          ============================    =============================
   Additional adjustment to weighted average # of shares:
     Weighted average # of shares as adjusted per above     9,812,000       7,639,000          9,342,000     7,238,000
     Dilutive effect of contingently issuable shares and
       stock options and warrants                             151,000         603,000            161,000       574,000
                                                          ----------------------------    -----------------------------
     Weighted average # of shares, as adjusted              9,963,000       8,242,000          9,503,000     7,812,000
                                                          ============================    =============================
     Primary loss per share, as adjusted                       $(0.25)         $(0.26)(A)         $(0.58)       $(0.47)(A)
                                                          ============================    =============================
FULLY DILUTED
   Weighted average shares outstanding                      9,812,000       7,639,000          9,342,000     7,238,000
   Net effect of dilutive stock options and warrants               --              --                 --            --
   Effect of converted preferred stock and dividends from
     beginning of period                                           --         378,000             48,000       610,000
                                                          ----------------------------    -----------------------------
                                                            9,812,000       8,017,000          9,390,000     7,848,000
                                                          ============================    =============================
   Net loss                                               $(2,408,878)    $(2,053,686)       $(5,499,410)  $(3,310,390)
   Dividends and accretion on preferred stock, net of
     dividends on preferred stock converted during period     (41,573)        (77,674)           (41,573)     (345,694)
                                                          ----------------------------    -----------------------------
   Adjusted loss                                          $(2,450,451)    $(2,131,360)       $(5,540,983)  $(3,656,084)
                                                          ============================    =============================
   Fully diluted loss per share                                $(0.25)         $(0.27)            $(0.59)       $(0.47)
                                                          ============================    =============================
   Additional Fully Diluted Calculation:
     Net loss, as adjusted per computation above          $(2,450,451)    $(2,131,360)       $(5,540,983)  $(3,656,084)
                                                          ============================    =============================
   Additional adjustment to weighted average # of
     shares:
   Weighted average # of shares as adjusted per above       9,812,000       8,017,000          9,390,000     7,848,000
   Dilutive effect of contingently issuable shares, stock
     options and warrants and convertible preferred stock     867,000         766,000            403,000       730,000
                                                          ----------------------------    -----------------------------
   Weighted average # of shares, as adjusted               10,679,000       8,783,000          9,793,000     8,578,000
                                                          ============================    =============================
     Fully diluted loss per share, as adjusted                 $(0.23)         $(0.24)(A)         $(0.57)       $(0.43)(A)
                                                          ============================    =============================

 (A) - This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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